EXHIBIT 3(i)

                CONTRACTUAL LIABILITY POLICY DECLARATION
Policy No: 05CIM9477269-00 (Issued for reporting of
CompUSA-Florida business only)

NAMED INSURED:      WCPS of Florida, Inc.

ADDRESS:            c/o 150 Westpark Way
                    Euless, TX  76040

POLICY PERIOD:      From January 1, 1996
                    continuous until cancelled

COUNTERSIGNED AT:   Intercontinental Brokerage,Inc.
                   BY:  ______________

DATE:  May 3, 1996



Note:     THIS IS NOT A VALID INSURANCE POLICY
          UNLESS AND UNTIL A DULY SIGNED
          NUMBERED DECLARATIONS PAGE IS
          ATTACHED

A.   INSURING AGREEMENT

Houston General Insurance company (herein called

the "Company", "us" or "we") agree to pay WCPS

OF FLORIDA, INC. (herein called "you") for all

costs incurred in fulfilling your obligations

under each service agreement issued during the

policy term according to terms and conditions

of such service agreements.  In the event such

costs are incurred by another party's

performance of repair or replacement services

as a result of such obligations, payment may

be made directly to such other party on your

behalf.





In the event you become bankrupt, impaired or

insolvent (as defined in Section 634.011,

Florida Statutes), dissolved, or if you go out

of business, or fail to pay documented claims

we will pay losses and unearned premium

refunds, if any, directly to the person making

a claim under the service agreement or

cancelling the service agreement.





This policy insures all service agreements

issued by you while this policy is in effect.





B.   DEFINITIONS

     (1)  CONTRACTUAL OBLIGATION means your

     obligation to properly repair or replace

     covered parts or to pay for the cost of

     property repair or replacement of covered

     parts.










(2)  INSURED means the person or organization

     named in the Declaration, also referred

     to as "you".





(3)  SERVICE AGREEMENT means either a motor

     vehicle service agreement, home warranty

     or service warranty (as defined in

     Chapter 634, Florida Statutes).





(4)  SERVICE AGREEMENT HOLDER means the

     original purchaser of a service agreement

     or someone to whom the service agreement

     has been transferred under the terms of

     the service agreement.


(5)  SERVICE AGREEMENT HOLDER CLAIM means a

     claim by a service agreement holder or a

     claim on the behalf of a service

     Agreement Holder which forms a

     Contractual Obligation.

(6)  LOSS means expense actually incurred by

     you or on your behalf in the performance

     of a contractual obligation.

(7)  REPAIR FACILITY means a person or

     organization authorized by you or on your

     behalf to perform service under a service

     agreement.

(8)  INSURED CLAIM means your claim for

     benefits under this policy based on a

     contractual obligation.

(9)  PREMIUM means the amount paid by the

     service agreement Holder.


C.   EXCLUSIONS

     The policy does not apply to:

(1)  liability for any consequential damages,including

     but not limited to, punitive or extra-contractual

     damages, arising from your actions, or any repair

     facility under a service agreement;

(2)  any and all obligations and liabilities

     arising out of your actions or anyone else's

     actions under a service agreement;


(3)  any and all obligations and liabilities extending

     to anyone other than the service agreement holder;

(4)  any duty to defend you in any law suit or other

     judicial or administrative proceeding;

(5)  labor performed by you or on your behalf

     arising out of work or any portion thereof, or out of

     material, parts or equipment, as a result of recall by

     the manufacturer.

D.   CONDITIONS

 (1)  SALE OF SERVICE AGREEMENT:  You must report the

      sale of a service agreement within 30 days of

      its issue date on the forms provided by us

      and send us or our authorized agent the

      proper premium. All premiums will be computed

      in accordance with the rules, rates, rating

      plans, premiums and minimum premiums which

      apply to the insurance afforded by this

      policy.


(2)  PREMIUMS:  The premium for each service agreement

     is shown in the rate schedule.  These rates shall

     remain in effect until we change them and until

     they have been approved by the Department of

     Insurance.  You will be given 45 days written

     notice prior to any change.


(3)  NOTICE OF INSURED CLAIM:  You should provide

     us full details of a claim prior to starting any work

     specified with a contractual obligation in excess of

     $150.00 by the service agreement giving full details of

     the claim.

(4)  PROOF OF LOSS:  Written proof of loss must be

     given within 30 days after a loss occurs, giving

     full details on the nature an extent of the loss.

     Proof of loss shall be given on forms furnished by

     us unless we fail to furnish such forms within 15

     days after we receive a notice of claim.

(5)  INSPECTION AND AUDIT:  At any reasonable time, we

     have the right to inspect your premises, books and

     records as they pertain to coverage under this

     policy.  This right exists so long as service

     agreements are outstanding.  Neither the right to

     inspect or the conduct of an inspection will serve

     as a warranty that such property or operations are

     safe or health free or in compliance with any law.

(6)  CHAPTER 634, FLORIDA STATUTES APPLICABILITY:

     In the event you are no longer able to fulfill your

     obligations and we are acting in your stead, we shall

     be subject to the provision of Chapter 634, Florida

     Statutes.

(7)  We shall assume full responsibility for the

     administration of claims in the event of your

     inability to do so.

E.   GENERAL PROVISIONS

     (1)  REPRESENTATIONS:  By accepting this policy, you

          agree that the statements in the Declarations are

          your representations and warranties and that this

          policy is issued based on those representations.

          Should you misrepresent these Declarations, the

          company may cancel this contract in accordance

          with the Cancellation Endorsement.  Service

          agreements issued during the term of this policy shall

          continue to be insured.  This policy is the entire

          contract between you and the company.

     (2)  SUBROGATION:  If any payment under this

          policy is made by us, we reserve all rights

          of recovery against any person or

          organization in connection with such claim.

          You will execute and deliver all papers

          necessary to secure such rights.  You may do

          nothing to prejudice such rights.

     (3)  ASSIGNMENT:  Assignment of interest or

          liability under this policy shall not be

          binding on us unless the policy has been

          countersigned by our authorized agent and

          approved by the Department of Insurance of

          Florida.

     (4)  CHANGES IN THE POLICY:  No change in the

          policy will be effective until approved by our

          authorized representative and the Department of

          Insurance of Florida.  The approval must be

          noted on or attached to this policy.  No agent

          may change this policy or waive any of its provisions.

     (5)  RECOVERIES:  All amounts recovered by you

          for which you received benefits under this

          policy belong to us and shall be paid to

          us.

     (6)  RENEWAL:  This policy is issued as stated in

          the Declaration and is continuous until

          cancelled in accordance with Item (1) of the

          Service Warranty Endorsement.

     SERVICE WARRANTY ENDORSEMENT

     (1)  CANCELLATION, TERMINATION, OR NON RENEWAL:

          You may cancel or terminate this policy at

          any time by notifying us in writing.

          Coverage will end 60 days after written

          notice of such cancellation, termination

          or non renewal has been mailed, via

          certified mail, by us to the Insurance

          Department of Florida.  We may cancel,

          terminate or not renew this policy by

          written notice, mailed via certified mail,

          to you and the Florida Department of

          Insurance at least 60 days prior to such

          cancellation, termination or non renewal.

     (2)  UNEARNED PREMIUM REFUND:  The unearned

          premium refund shall be subject to the

          cancellation fee provisions of Section

          634.414(3), Florida Statutes.  The salesman or

          agent shall refund to the contractual liability

          policy issuer, the unearned pro rata

          commission.